Exhibit 99.1

STRATEGIC EDUCATION, INC. REPORTS THIRD QUARTER 2024 RESULTS

HERNDON, Va., November 7, 2024 ― Strategic Education, Inc. (Strategic Education) (NASDAQ: STRA) today announced financial results for the period ended September 30, 2024.

“Our third quarter results reflect continued growth across our business, including strong employer affiliated enrollment in the U.S. Higher Education segment; strong growth from Sophia subscriptions in the Education Technology Services segment; and another quarter of total enrollment growth in the Australia/New Zealand segment,” said Karl McDonnell, Chief Executive Officer of Strategic Education. “We are pleased with the organization’s performance as we continue to focus on promoting economic mobility for working adults.”

STRATEGIC EDUCATION CONSOLIDATED RESULTS

Three Months Ended September 30
•Revenue increased 7.0% to $306.0 million compared to $285.9 million for the same period in 2023. Revenue on a constant currency basis, which is a non-GAAP financial measure, increased 6.5% to $304.4 million in the third quarter of 2024 compared to $285.9 million for the same period in 2023. For more details on non-GAAP financial measures used in this press release, refer to the information in the Non-GAAP Financial Measures section of this press release.
•Income from operations was $36.3 million or 11.9% of revenue, compared to $25.6 million or 9.0% of revenue for the same period in 2023. Adjusted income from operations, which is a non-GAAP financial measure, was $37.1 million compared to $32.6 million for the same period in 2023. The adjusted operating income margin, which is a non-GAAP financial measure, was 12.1% compared to 11.4% for the same period in 2023.
•Net income was $27.7 million compared to $18.5 million for the same period in 2023. Adjusted net income, which is a non-GAAP financial measure, was $27.9 million compared to $23.3 million for the same period in 2023.
•Adjusted EBITDA, which is a non-GAAP financial measure, was $56.2 million compared to $49.5 million for the same period in 2023.
•Diluted earnings per share was $1.15 compared to $0.77 for the same period in 2023. Adjusted diluted earnings per share, which is a non-GAAP financial measure, increased to $1.16 from $0.97 for the same period in 2023. Adjusted diluted earnings per share on a constant currency basis, which is a non-GAAP financial measure, was $1.15. Diluted weighted average shares outstanding increased to 24,173,000 from 23,870,000 for the same period in 2023.

U.S. Higher Education Segment Highlights
•The U.S. Higher Education segment (USHE) is comprised of Capella University and Strayer University.
•For the third quarter, student enrollment within USHE increased 4.8% to 86,533 compared to 82,548 for the same period in 2023.
•For the third quarter, FlexPath enrollment was 24% of USHE enrollment compared to 22% for the same period in 2023.
•Revenue increased 2.9% to $207.7 million in the third quarter of 2024 compared to $201.8 million for the same period in 2023, driven by higher third quarter enrollment.
•Income from operations was $11.4 million in the third quarter of 2024 compared to $10.4 million for the same period in 2023. The operating income margin was 5.5%, compared to 5.2% for the same period in 2023.
Education Technology Services Segment Highlights
•The Education Technology Services segment (ETS) is comprised primarily of Enterprise Partnerships, Sophia Learning, and Workforce Edge.

•For the third quarter, employer affiliated enrollment was 29.8% of USHE enrollment compared to 27.8% for the same period in 2023.
•For the third quarter, average total subscribers at Sophia Learning increased approximately 33% from the same period in 2023.
•As of September 30, 2024, Workforce Edge had a total of 75 corporate agreements, collectively employing approximately 3,760,000 employees.
•Revenue increased 26.2% to $26.3 million in the third quarter of 2024 compared to $20.8 million for the same period in 2023, driven by growth in Sophia Learning subscriptions and employer affiliated enrollment.
•Income from operations was $10.8 million in the third quarter of 2024 compared to $8.3 million for the same period in 2023. The operating income margin was 41.0%, compared to 39.9% for the same period in 2023.

Australia/New Zealand Segment Highlights
•The Australia/New Zealand segment (ANZ) is comprised of Torrens University, Think Education, and Media Design School.
•For the third quarter, student enrollment within ANZ increased 5.1% to 19,205 compared to 18,279 for the same period in 2023.
•Revenue increased 13.7% to $71.9 million in the third quarter of 2024 compared to $63.3 million for the same period in 2023, driven by higher third quarter enrollment and revenue-per-student. Revenue on a constant currency basis, which is a non-GAAP financial measure, increased 11.3% to $70.4 million in the third quarter of 2024 compared to $63.3 million for the same period in 2023, driven by higher third quarter enrollment and revenue-per-student.
•Income from operations was $14.8 million in the third quarter of 2024 compared to $13.9 million for the same period in 2023. The operating income margin was 20.6%, compared to 21.9% for the same period in 2023. Income from operations on a constant currency basis, which is a non-GAAP financial measure, was $14.5 million in the third quarter of 2024 compared to $13.9 million for the same period in 2023. The operating income margin on a constant currency basis, which is a non-GAAP financial measure, was 20.7%, compared to 21.9% for the same period in 2023.
BALANCE SHEET AND CASH FLOW

At September 30, 2024, Strategic Education had cash, cash equivalents, and marketable securities of $222.1 million. During the third quarter, the company repaid the remaining $61.3 million of outstanding debt on its revolving credit facility. For the first nine months of 2024, cash provided by operations was $153.4 million compared to $87.2 million for the same period in 2023. Capital expenditures for the first nine months of 2024 were $29.3 million compared to $27.3 million for the same period in 2023.
For the third quarter of 2024, consolidated bad debt expense as a percentage of revenue was 4.5%, compared to 5.2% of revenue for the same period in 2023.

COMMON STOCK CASH DIVIDEND

Strategic Education announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on December 9, 2024 to shareholders of record as of December 2, 2024.

CONFERENCE CALL WITH MANAGEMENT

Strategic Education will host a conference call to discuss its third quarter 2024 results at 10:00 a.m. (ET) today. This call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section. To participate in the live call, investors should register here prior to the call to receive dial-in information and a PIN.

About Strategic Education, Inc.

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to helping advance economic mobility through higher education. We primarily serve working adult students globally through our core focus areas: 1) U.S. Higher Education, including Capella University and Strayer University, each institutionally accredited, and collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs including the Jack Welch Management Institute at Strayer University, and non-degree web and mobile application development courses through Strayer University’s Hackbright Academy and Devmountain; 2) Education Technology Services, developing and maintaining relationships with employers to build education benefits programs providing employees access to affordable and industry-relevant training, certificate, and degree programs, including through Workforce Edge, a full-service education benefits administration solution for employers, and Sophia Learning, which offers low-cost online general education-level courses that are ACE-recommended for college credit; and 3) Australia/New Zealand, comprised of Torrens University, Think Education, and Media Design School that collectively offer certificate and degree programs in Australia and New Zealand. This portfolio of high quality, innovative, relevant, and affordable programs and institutions helps our students prepare for success in today’s workforce and find a path to bettering their lives.

Forward-Looking Statements
This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance and growth opportunities of Strategic Education; Strategic Education’s plans, strategies and prospects; and future events and expectations. The statements are based on Strategic Education’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

•the pace of student enrollment;
•Strategic Education’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as other federal laws and regulations, institutional accreditation standards and state regulatory requirements;
•rulemaking and other action by the Department of Education or other governmental entities, including without limitation action related to borrower defense to repayment applications, gainful employment, 90/10, increased focus by the U.S. Congress on for-profit education institutions, and including actions by governmental entities in Australia and New Zealand;
•competitive factors;
•risks associated with the opening of new campuses;
•risks associated with the offering of new educational programs and adapting to other changes;
•risks associated with the acquisition of existing educational institutions, including Strategic Education’s acquisition of Torrens University and associated assets in Australia and New Zealand;
•the risk that the benefits of the acquisition of Torrens University and associated assets in Australia and New Zealand may not be fully realized or may take longer to realize than expected;
•the risk that the acquisition of Torrens University and associated assets in Australia and New Zealand may not advance Strategic Education’s business strategy and growth strategy;
•risks relating to the timing of regulatory approvals;
•Strategic Education’s ability to implement its growth strategy;
•the risk that the combined company may experience difficulty integrating employees or operations;
•risks associated with the ability of Strategic Education’s students to finance their education in a timely manner;
•general economic and market conditions; and
•additional factors described in Strategic Education’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these risks, uncertainties and assumptions are beyond Strategic Education’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to Strategic Education on the date they are made, and Strategic Education undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

For more information contact:

Terese Wilke
Senior Director of Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2024	2023	2024
Revenues	$285,936	$305,958	$830,222	$908,474
Costs and expenses:
Instructional and support costs	155,735	162,668	470,152	483,612
General and administration	97,598	106,206	292,066	308,013
Amortization of intangible assets	3,382	—	10,364	—
Merger and integration costs	330	—	1,335	—
Restructuring costs	3,262	758	15,208	(2,757)
Total costs and expenses	260,307	269,632	789,125	788,868
Income from operations	25,629	36,326	41,097	119,606
Other income	842	2,264	4,411	3,935
Income before income taxes	26,471	38,590	45,508	123,541
Provision for income taxes	8,012	10,842	14,846	36,193
Net income	$18,459	$27,748	$30,662	$87,348
Earnings per share:
Basic	$0.79	$1.18	$1.31	$3.73
Diluted	$0.77	$1.15	$1.28	$3.62
Weighted average shares outstanding:
Basic	23,365	23,422	23,415	23,418
Diluted	23,870	24,173	23,952	24,137

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2023	September 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$168,481	$195,889
Marketable securities	39,728	26,182
Tuition receivable, net	76,102	105,795
Other current assets	44,758	55,648
Total current assets	329,069	383,514
Property and equipment, net	118,529	116,205
Right-of-use lease assets	119,202	116,700
Marketable securities, non-current	483	—
Intangible assets, net	251,623	251,952
Goodwill	1,251,888	1,260,599
Other assets	54,419	58,554
Total assets	$2,125,213	$2,187,524

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$90,888	$107,211
Income taxes payable	2,200	1,658
Contract liabilities	92,341	154,144
Lease liabilities	24,190	22,827
Total current liabilities	209,619	285,840
Long-term debt	61,400	—
Deferred income tax liabilities	28,338	26,183
Lease liabilities, non-current	127,735	116,090
Other long-term liabilities	45,603	42,615
Total liabilities	472,695	470,728
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 24,406,816 and 24,569,439 shares issued and outstanding at December 31, 2023 and September 30, 2024, respectively	244	246
Additional paid-in capital	1,517,650	1,529,594
Accumulated other comprehensive loss	(34,247)	(23,238)
Retained earnings	168,871	210,194
Total stockholders’ equity	1,652,518	1,716,796
Total liabilities and stockholders’ equity	$2,125,213	$2,187,524

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the nine months ended September 30,
	2023	2024
Cash flows from operating activities:
Net income	$30,662	$87,348
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of property and equipment	(2,136)	—
Gain on early termination of operating leases	(98)	(6,166)
Amortization of deferred financing costs	416	421
Amortization of investment discount/premium	(40)	(47)
Depreciation and amortization	44,881	33,033
Deferred income taxes	(5,947)	(2,272)
Stock-based compensation	15,202	18,789
Impairment of right-of-use lease assets	5,135	—
Changes in assets and liabilities:
Tuition receivable, net	(35,113)	(27,849)
Other assets	(12,456)	(15,877)
Accounts payable and accrued expenses	11,119	12,878
Income taxes payable and income taxes receivable	(14,669)	(646)
Contract liabilities	52,836	57,576
Other liabilities	(2,619)	(3,762)
Net cash provided by operating activities	87,173	153,426

Cash flows from investing activities:
Purchases of property and equipment	(27,318)	(29,346)
Purchases of marketable securities	(16,904)	(14,720)
Proceeds from marketable securities	8,175	29,525
Proceeds from sale of property and equipment	5,890	—
Proceeds from other investments	457	20
Other investments	(314)	(490)
Cash paid for acquisition, net of cash acquired	(448)	(163)
Net cash used in investing activities	(30,462)	(15,174)

Cash flows from financing activities:
Common dividends paid	(44,139)	(44,262)
Payments on long-term debt	(40,000)	(61,275)
Net payments for stock awards	(4,925)	(3,514)
Repurchase of common stock	(9,999)	(5,000)
Net cash used in financing activities	(99,063)	(114,051)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(3,657)	1,495
Net increase (decrease) in cash, cash equivalents, and restricted cash	(46,009)	25,696
Cash, cash equivalents, and restricted cash — beginning of period	227,454	181,925
Cash, cash equivalents, and restricted cash — end of period	$181,445	$207,621

STRATEGIC EDUCATION, INC.
UNAUDITED SEGMENT REPORTING
(in thousands)

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2024	2023	2024
Revenues:
U.S. Higher Education	$201,828	$207,709	$601,402	$643,558
Australia/New Zealand	63,264	71,948	170,239	190,453
Education Technology Services	20,844	26,301	58,581	74,463
Consolidated revenues	$285,936	$305,958	$830,222	$908,474
Income from operations:
U.S. Higher Education	$10,412	$11,446	$26,742	$59,284
Australia/New Zealand	13,875	14,846	20,984	26,651
Education Technology Services	8,316	10,792	20,278	30,914
Amortization of intangible assets	(3,382)	—	(10,364)	—
Merger and integration costs	(330)	—	(1,335)	—
Restructuring costs	(3,262)	(758)	(15,208)	2,757
Consolidated income from operations	$25,629	$36,326	$41,097	$119,606

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, total costs and expenses, income from operations, operating margin, income before income taxes, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information is useful to investors to compare the Company’s results of operations period-over-period. These measures are Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS). We define Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) amortization and depreciation expense related to intangible assets and software assets associated with the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (2) integration expenses associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (3) severance costs, asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities, (4) income/loss recognized from the Company’s investments in partnership interests and other investments, and (5) discrete tax adjustments utilizing adjusted effective income tax rates of 30.0% and 29.5% for the three months ended September 30, 2023 and 2024, respectively. To illustrate currency impacts to operating results, Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS for the three months ended September 30, 2024 are also presented on a constant currency basis utilizing an exchange rate of 0.65 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2023. We define EBITDA as net income before other income, the provision for income taxes, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude stock-based compensation expense, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, and the amounts in (2) and (3) above. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED REVENUE, ADJUSTED TOTAL COSTS AND EXPENSES, ADJUSTED INCOME FROM OPERATIONS, ADJUSTED OPERATING MARGIN, ADJUSTED INCOME BEFORE INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED EPS
(in thousands, except per share data)

		For the three months ended September 30, 2023 Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of intangible assets(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$285,936	$—	$—	$—	$—	$—	$285,936
Total costs and expenses	$260,307	$(3,382)	$(330)	$(3,262)	$—	$—	$253,333
Income from operations	$25,629	$3,382	$330	$3,262	$—	$—	$32,603
Operating margin	9.0%						11.4%
Income before income taxes	$26,471	$3,382	$330	$3,262	$(215)	$—	$33,230
Net income	$18,459	$3,382	$330	$3,262	$(215)	$(1,957)	$23,261

Earnings per share:
Diluted	$0.77						$0.97
Weighted average shares outstanding:
Diluted	23,870						23,870

		For the three months ended September 30, 2024 Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of intangible assets(1)	Merger and integration costs(2)	Restructuring costs(3)	Loss from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$305,958	$—	$—	$—	$—	$—	$305,958
Total costs and expenses	$269,632	$—	$—	$(758)	$—	$—	$268,874
Income from operations	$36,326	$—	$—	$758	$—	$—	$37,084
Operating margin	11.9%						12.1%
Income before income taxes	$38,590	$—	$—	$758	$290	$—	$39,638
Net income	$27,748	$—	$—	$758	$290	$(851)	$27,945

Earnings per share:
Diluted	$1.15						$1.16
Weighted average shares outstanding:
Diluted	24,173						24,173
(1)Reflects amortization and depreciation expense of intangible assets and software assets acquired through the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.
(2)Reflects integration expenses associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.
(3)Reflects severance costs, asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities.
(4)Reflects income/loss recognized from the Company’s investments in partnership interests and other investments.
(5)Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing adjusted effective income tax rates of 30.0% and 29.5% for the three months ended September 30, 2023 and 2024, respectively.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Q3 2024 AS ADJUSTED WITH CONSTANT CURRENCY
(in thousands, except per share data)

	As Adjusted (Non-GAAP)	Constant currency adjustment(1)	As Adjusted with Constant Currency (Non-GAAP)
Revenues	$305,958	$(1,517)	$304,441
Total costs and expenses	$268,874	$(1,219)	$267,655
Income from operations	$37,084	$(298)	$36,786
Operating margin	12.1%		12.1%
Income before income taxes	$39,638	$(313)	$39,325
Net income	$27,945	$(221)	$27,724

Earnings per share:
Diluted	$1.16		$1.15
Weighted average shares outstanding:
Diluted	24,173		24,173
(1)Reflects an adjustment to translate foreign currency results for the three months ended September 30, 2024 at a constant exchange rate of 0.65 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2023.

STRATEGIC EDUCATION, INC.
UNAUDITED NON-GAAP SEGMENT REPORTING
(in thousands)

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2024	2023	2024
Revenues:
U.S. Higher Education	$201,828	$207,709	$601,402	$643,558
Australia/New Zealand	63,264	71,948	170,239	190,453
Education Technology Services	20,844	26,301	58,581	74,463
Consolidated revenues	285,936	305,958	830,222	908,474

Income from operations:
U.S. Higher Education	$10,412	$11,446	$26,742	$59,284
Australia/New Zealand	13,875	14,846	20,984	26,651
Education Technology Services	8,316	10,792	20,278	30,914
Amortization of intangible assets	(3,382)	—	(10,364)	—
Merger and integration costs	(330)	—	(1,335)	—
Restructuring costs	(3,262)	(758)	(15,208)	2,757
Consolidated income from operations	25,629	36,326	41,097	119,606

Adjustments to consolidated income from operations:
Amortization of intangible assets	3,382	—	10,364	—
Merger and integration costs	330	—	1,335	—
Restructuring costs	3,262	758	15,208	(2,757)
Total adjustments to consolidated income from operations	6,974	758	26,907	(2,757)

Adjusted income from operations by segment:
U.S. Higher Education	10,412	11,446	26,742	59,284
Australia/New Zealand	13,875	14,846	20,984	26,651
Education Technology Services	8,316	10,792	20,278	30,914
Total adjusted income from operations	$32,603	$37,084	$68,004	$116,849

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
(in thousands)

	For the three months ended September 30,
	2023	2024
Net income	$18,459	$27,748
Provision for income taxes	8,012	10,842
Other income	(842)	(2,264)
Depreciation and amortization	14,685	10,806
EBITDA (1)	40,314	47,132
Stock-based compensation	4,077	6,887
Merger and integration costs (2)	330	—
Restructuring costs (3)	2,922	689
Cloud computing amortization (4)	1,894	1,528
Adjusted EBITDA (1)	$49,537	$56,236
(1)Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.
(2)Reflects integration charges associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.
(3)Reflects severance costs, asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities. Excludes $0.1 million of depreciation and amortization expense for the three months ended September 30, 2023 and $0.3 million and $0.1 million of stock-based compensation expense for the three months ended September 30, 2023 and 2024, respectively.
(4)Reflects amortization expense associated with deferred implementation costs incurred in cloud computing arrangements.